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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference (i) in Registration Statement No. 333-58062 of The Yankee Candle Company, Inc. on Form S-8 and (ii) in Registration Statement No. 333-83368 of The Yankee Candle Company, Inc. on Form S-3 of our report dated February 12, 2002, appearing in this annual report on Form 10-K for the fifty-two weeks ended December 29, 2001.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 28, 2002